DANZIGER HOCHMAN
PARTNERS LLP

November 3, 2008

Board of Directors
Carthew Bay Technologies Inc.
Brookfield Place, 181 Bay Street
Suite 2500, Toronto, ON
M5J AT7

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement on Form 20-F/A (No. 000-31481) of Carthew Bay Technologies Inc. of our report dated April 24, 2008 relating to the consolidated financial statements for the year ended December 31, 2007 which appears in this Form 20-F/A.

Yours very truly,

Danziger Hochman Partners LLP

David Danziger
Partner

Chartered Accountants | Advisors
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